UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 12, 2010
REGENT COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-29079	31-1492857

(Commission File Number)	(IRS Employer Identification No.)

2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio	45202

(Address of Principal Executive Offices)	(Zip Code)
(513) 651-1190

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations
Item 1.03 Bankruptcy or Receivership.
     On March 1, 2010, Regent Communications, Inc. (the “Company”) and its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). Additionally, on March 1, 2010, the Debtors filed the Joint Plan of Reorganization of Regent Communications, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code (as amended and supplemented, the “Plan”) and the related Disclosure Statement (as amended and supplemented, the “Disclosure Statement”) with the Bankruptcy Court. On April 12, 2010, the Bankruptcy Court entered an Order Confirming the First Amended Joint Plan of Reorganization of Regent Communications, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”), which approved and confirmed the Plan, as modified by the Confirmation Order. In connection with the confirmation hearing, prior to entry of the Confirmation Order, the Bankruptcy Court overruled the Objection of Resilient Capital Management, LLC to Confirmation of the Debtors’ Amended Plan of Reorganization that was filed on April 2, 2010, and was the only formal objection to confirmation of the Plan.
     The Debtors anticipate that they will likely emerge from Chapter 11 protection on or about April 27, 2010 (the actual date of emergence, the “Effective Date”). However, consummation of the Plan is subject to certain conditions that the Debtors must satisfy before the Effective Date. The Debtors can make no assurances as to when, or ultimately if, the Plan will become effective. It is also possible that technical amendments could be made to the Plan.
     The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to serve as a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order, which are attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and incorporated by reference herein. All capitalized terms used herein but not otherwise defined in this Current Report on Form 8-K have the meanings set forth in the Plan.
Plan of Reorganization
     The Plan provides for, among other things, a restructuring of: (i) approximately $192.6 million of senior indebtedness (excluding post-petition interest) outstanding under the Company’s Credit Agreement, dated as of November 21, 2006, among Regent Broadcasting, LLC, the Company, the lenders party thereto, Bank of America, N.A., as the administrative agent for the lenders, and the other agents party thereto (the “Prepetition Credit Agreement”); and(ii) approximately $12.1 million of indebtedness under interest swap agreements entered into in 2006 with Bank of America, N.A., SunTrust Bank, and Bank of Montreal. The Plan further provides for a payment in full of Cash of General Unsecured Claims. All outstanding shares of the Company’s common stock (approximately 43,005,020 shares on February 20, 2010) and all other equity interests will be extinguished as of the Effective Date. Stockholders of record on the Effective Date will be entitled to receive a Pro Rata share of the Transferred Cash under the Plan of $5.5 million, or approximately $0.128 per share, to be paid as soon as practicable after the Effective Date.
Capital Structure
     The Plan provides for a restructuring of the Company’s capital structure which, upon the Effective Date, would consist of the following:

•	New Term Loan Agreement — The Company will enter into a first-priority, senior secured term loan in the principal amount of $95 million.

•	New PIK Loan Agreement — The Company will enter into an unsecured paid-in-kind loan in the principal amount of $25 million.

•	Common Stock and Warrants — The Company will issue the following securities, each on a pro rata basis (unless otherwise described in this Form 8-K): (i) 100% of the shares of the common stock of the Company as reorganized under and pursuant to the Plan (the “New Common Stock”) to the U.S. Holders of First Lien Debt Claims subject to dilution on account of the Management Equity Incentive Program, and (ii) an equivalent number of Special Warrants (the “Warrants”) for a number of shares of the New Common Stock to any Non-U.S. Holders; provided, however, that, to the extent any Holder of First Lien Debt Claims is initially allocated all Special Warrants in lieu of New Common Stock, such Holder will nonetheless receive one share of New Common Stock in lieu of one Special Warrant in the final allocation of such interests. The Warrants are exercisable in exchange for New Common Stock in accordance with the requirements and method of exercise set forth in the Warrant Agreement.
Classification and Treatment of Claims and Equity Interests
     The classification and treatment of all Claims and Equity Interests in the Debtors are summarized in Section I(C) of the Disclosure Statement and more fully described in Article III of the Plan.
Assets and Liabilities
     Information as to the Company’s assets and liabilities as of the most recent practicable date is contained in the unaudited balance sheet dated February 28, 2010 attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.
Section 8 Other Events
Item 8.01 Other Events.
     On April 13, 2010, the Company issued a press release announcing that the Bankruptcy Court entered the Confirmation Order. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit	Description

2.1	First Amended Joint Plan of Reorganization for Regent Communications, Inc., et al, as confirmed by the Bankruptcy Court on April 12, 2010

2.2	Confirmation Order entered by the Bankruptcy Court on April 12, 2010

99.1	Press Release dated April 13, 2010

99.2	Unaudited Balance Sheet, dated February 28, 2010

Forward Looking Statements
This Current Report on Form 8-K includes certain forward-looking statements with respect to Regent Communications, Inc. for which it claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties and include statements preceded by, followed by or that include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project” and other similar expressions. Although Regent believes expectations reflected in these forward-looking statements are based on reasonable assumptions, such statements are influenced by financial position, business strategy, budgets, projected costs, and plans and objectives of management for future operations, as well as the process the Company is undertaking with its reorganization and emergence under Chapter 11 of the U.S. Bankruptcy Court. Actual results and developments may differ materially from those conveyed in the forward-looking statements based on various factors including, but not limited to: changes in economic, business and market conditions affecting the radio broadcast industry, the markets in which we operate, and nationally; increased competition for attractive radio properties and advertising dollars; increased competition from emerging technologies; fluctuations in the cost of operating radio properties; the Company’s ability to manage growth; the Company’s ability to effectively integrate its acquisitions; potential costs relating to stockholder demands; changes in the regulatory climate affecting radio broadcast companies; cancellations, disruptions or postponement of advertising schedules in response to national or world events; and the Company’s ability to regain and maintain compliance with the terms of its credit facilities or to refinance or restructure such obligations. Further information on other factors that could affect the financial results of Regent Communications, Inc. is included in Regent’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Regent Communications, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Regent Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2010	REGENT COMMUNICATIONS, INC.
	By:	/s/ ROBERT E. ALLEN JR.
Robert E. Allen Jr., Vice President – Finance & Accounting and Treasurer

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